   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000

                                                  REGISTRATION NO. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           MANHATTAN ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               GEORGIA                                      58-2373424
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                     Identification Number)

                            2300 WINDY RIDGE PARKWAY
                                   SUITE 700
                               ATLANTA, GA 30339
          (Address of Principal Executive Offices, Including Zip Code)

                         ------------------------------

              Manhattan Associates, Inc. 1998 Stock Incentive Plan
                            (Full title of the Plan)

                         ------------------------------

           DAVID K. DABBIERE                                COPY TO:
        SENIOR VICE PRESIDENT,                     LARRY W. SHACKELFORD, ESQ.
   CHIEF LEGAL OFFICER AND SECRETARY            MORRIS, MANNING & MARTIN, L.L.P.
      MANHATTAN ASSOCIATES, INC.                 1600 ATLANTA FINANCIAL CENTER
  2300 WINDY RIDGE PARKWAY, SUITE 700              3343 PEACHTREE ROAD, N.E.
        ATLANTA, GEORGIA 30339                       ATLANTA, GEORGIA 30326
            (770) 955-7070                               (404) 233-7000

         (Name and Address and Telephone Number, Including Area Code,
                            of Agent for Service.)

                        --------------------------------


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                  Registered          Per Share (1)           Price (2)         Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share        4,000,000              $41.97             $82,445,640           $21,765.65
-------------------------------------------------------------------------------------------------------------------------------

-----------
(1) Computed in accordance with Rule 457(c) and (h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on September 12, 2000.

(2) The proposed maximum aggregate offering price of the Common Stock offered hereunder is based on (i) 2,488,566 shares subject to options previously granted at a weighted average exercise price of $7.64 per share and (ii) 1,511,434 shares not subject to outstanding options but reserved for issuance at an assumed exercise price of $41.97 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees and/or directors of Manhattan Associates, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000 (Registration No. 000-23999);

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 14, 2000 (Registration No. 000-23999);

         (c) the description of the Company's common stock, $.01 par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 6, 1998 (Registration No. 000-23999); and

         (d) the Company's Registration Statement on Form S-8, filed with the Commission on August 4, 1998 (Registration No. 333-60635).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339 (770) 955-7070.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                              Description
              -----------                              -----------

                  4.1                 Articles of Incorporation of the Registrant (Incorporated by reference to
                                      Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

                  4.2                 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the
                                      Registrant's Registration  Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

                  5.1                 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

                  23.1                Consent of Arthur Andersen LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

                  24                  Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 14th day of September, 2000.

                                    MANHATTAN ASSOCIATES, INC.


                                    By: /s/ Richard M. Haddrill
                                        -------------------------------------
                                        Richard M. Haddrill
                                        Chief Executive Officer and President

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Alan J. Dabbiere and/or David K. Dabbiere, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Richard M. Haddrill                     Chief Executive Officer                     September 14, 2000
------------------------------------        and President
Richard M. Haddrill                         (Principal Executive Officer)


/s/ Thomas W. Williams, Jr.                 Chief Financial Officer and Treasurer       September 14, 2000
------------------------------------        (Principal Financial Officer and
Thomas W. Williams, Jr.                     Principal Accounting Officer)


/s/ Alan J. Dabbiere                        Chairman of the Board                       September 14, 2000
------------------------------------
Alan J. Dabbiere

/s/ Deepak Raghavan                         Director                                    September 14, 2000
------------------------------------
Deepak Raghavan

/s/ Brian J. Cassidy                        Director                                    September 14, 2000
------------------------------------
Brian J. Cassidy

/s/ John J. Huntz, Jr.                      Director                                    September 14, 2000
------------------------------------
John J. Huntz, Jr.

/s/ Thomas E. Noonan                        Director                                    September 14, 2000
------------------------------------
Thomas E. Noonan

/s/ John Hardesty                           Director                                    September 14, 2000
------------------------------------
John Hardesty

                                 EXHIBIT INDEX

              Exhibit No.                                          Description
              -----------                                          -----------

                  4.1                 Articles of Incorporation of the Registrant (Incorporated by reference to
                                      Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

                  4.2                 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the
                                      Registrant's Registration  Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

                  5.1                 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

                  23.1                Consent of Arthur Andersen LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

                  24                  Powers of Attorney (included on signature page)